Exhibit 99.1

BBSI Reports First Quarter 2015 Financial Results

- Q1 Net Revenues up 24% to $166.9 Million; Non-GAAP Gross Revenues up 23% to $896.9 Million -

VANCOUVER, Washington, April 28, 2015 – Barrett Business Services, Inc. (“BBSI” or the “Company”) (NASDAQ: BBSI), a leading provider of business management solutions, reported financial results for the first quarter ended March 31, 2015.

First Quarter 2015 Financial Highlights vs. Year-Ago Quarter

•	Net revenues up 24% to $166.9 million

•	Gross revenues up 23% to $896.9 million

•	Net loss of $5.8 million or $(0.81) per diluted share, compared to a net loss of $3.6 million or $(0.50) per diluted share

First Quarter 2015 Financial Results

Net revenues in the first quarter of 2015 increased 24% to $166.9 million compared to $135.1 million in the first quarter of 2014.

Total non-GAAP gross revenues in the first quarter of 2015 increased 23% to $896.9 million compared to $727.4 million in the first quarter of 2014 (see “Reconciliation of Non-GAAP Financial Measures” below). The increase was primarily due to the continued build in the Company’s co-employed client count and same-store sales growth.

Net loss in the first quarter of 2015 was $5.8 million or $(0.81) per diluted share, compared to a net loss of $3.6 million or $(0.50) per diluted share in the year-ago quarter. The Company historically incurs losses in the first quarter due to the higher effective payroll taxes at the beginning of each year.

At March 31, 2015, the Company’s cash, cash equivalents, marketable securities and restricted securities totaled $248.3 million compared to $239.1 million at December 31, 2014.

Management Commentary

“The momentum we experienced in our business at the end of 2014 has continued into the first quarter,” said Michael Elich, president and CEO of BBSI. “Our gross revenue expanded by 23%, supported by 7.6% same-store sales growth. Additionally, we experienced an approximate net build of 229 new clients. This continued build speaks to the strength of our referral relationships, as well as to the value our operational teams deliver in support of our clients.

“We are maintaining our rolling 12-month outlook due to the stability of our current client base, the strength of our new business channels and the scalability of our operations. In fact, the strategic investments in our infrastructure over the past several years have laid the groundwork for our performance and we are confident these investments will help BBSI’s brand continue to mature in the marketplace.”

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12 Month Outlook

BBSI continues to expect gross revenues for the next 12-month period to increase approximately 18%. Included in this expectation is a high single-digit contribution from same-store sales growth as well as growth from new business consistent with current trends.

Conference Call

BBSI will conduct a conference call tomorrow, April 29, 2015 at 12:00 p.m. Eastern time (9:00 a.m. Pacific time) to discuss its financial results for the first quarter ended March 31, 2015. The Company’s President and CEO Michael Elich and CFO James Miller will host the call, followed by a question and answer period.

Date: Wednesday, April 29, 2015

Time: 12:00 p.m. Eastern time (9:00 a.m. Pacific time)

Toll-free dial-in number: 1-888-481-2844

International dial-in number: 1-719-325-2455

Conference ID: 3372136

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=114000 and via BBSI’s investor relations section of the BBSI website at www.barrettbusiness.com.

A replay of the conference call will be available after 3:00 p.m. Eastern time on the same day through May 29, 2015.

Toll-free replay number: 1-877-870-5176

International replay number: 1-858-384-5517

Replay ID: 3372136

Reconciliation of Non-GAAP Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles (“GAAP”), the Company is disclosing non-GAAP gross revenues.

The Company reports its Professional Employer Service revenues on a net basis because it is not the primary obligor for the services provided by the Company’s co-employed clients to their customers. The gross revenues and cost of revenues information below, although not in accordance with GAAP, is presented for comparison purposes and because management believes such information is more informative as to the level of the Company’s business activity and more useful in managing its operations.

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	(Unaudited)
	First Quarter Ended
(in thousands)	March 31,
	2015	2014

Revenues:
Professional employer services	$857,760	$693,926
Staffing services	39,166	33,451
Total revenues	896,926	727,377
Cost of revenues:
Direct payroll costs	754,435	613,320
Payroll taxes and benefits	88,294	72,817
Workers' compensation	45,221	31,934
Total cost of revenues	887,950	718,071
Gross margin	$8,976	$9,306

A reconciliation of non-GAAP gross revenues to net revenues is as follows:

	(Unaudited)
	Three Months Ended March 31,
	Gross Revenue				Net Revenue
(in thousands)	Reporting Method		Reclassification		Reporting Method
	2015	2014	2015	2014	2015	2014
Revenues:
Professional
employer services	$857,760	$693,926	$(730,009)	$(592,237)	$127,751	$101,689
Staffing services	39,166	33,451	-	-	39,166	33,451
Total revenues	$896,926	$727,377	$(730,009)	$(592,237)	$166,917	$135,140
Cost of revenues	$887,950	$718,071	$(730,009)	$(592,237)	$157,941	$125,834

About BBSI

BBSI (NASDAQ: BBSI) is a leading provider of business management solutions, combining human resource outsourcing and professional management consulting to create a unique operational platform that differentiates it from competitors. The Company’s integrated platform is built upon expertise in payroll processing, employee benefits, workers’ compensation coverage, risk management and workplace safety programs, and human resource administration. BBSI’s partnerships help businesses of all sizes improve the efficiency of their operations. The Company works with more than 3,000 clients across all lines of business in 23 states. For more information, please visit www.barrettbusiness.com.

Forward-Looking Statements

Statements in this release about future events or performance, including expectations for gross revenues for the next 12 months, are forward-looking statements which involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Factors that could affect future results include economic conditions in the Company's service areas, the effect of changes in the Company's mix of services on gross margin, the Company's ability to retain current clients and attract new clients, the availability of financing or other sources of capital, the potential for material deviations from expected future workers' compensation claims experience, the effect of changes in the workers’ compensation regulatory environment in one or more of the Company’s primary markets, the collectability of accounts receivable, the carrying value of deferred income tax assets and goodwill, and the effect of conditions in the global capital markets on the Company’s investment portfolio, among others. Other important factors that may affect the Company’s future prospects are described in the Company’s 2014 Annual Report on Form 10-K. Although forward-looking statements help to provide complete information about the Company, readers should keep in mind that forward-looking statements are less reliable than historical information. The Company undertakes no obligation to update or revise forward-looking statements in this release to reflect events or changes in circumstances that occur after the date of this release.

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Barrett Business Services, Inc.

Condensed Balance Sheets

(Unaudited)

	March 31,	December 31,
(in thousands)	2015	2014
Assets
Current assets:
Cash and cash equivalents	$15,205	$11,544
Marketable securities	21,670	29,957
Trade accounts receivable, net	130,376	102,627
Income taxes receivable	13,586	11,421
Prepaid expenses and other	6,658	3,813
Restricted marketable securities and workers' compensation deposits	12,533	3,776
Deferred income taxes	15,763	15,791
Total current assets	215,791	178,929
Marketable securities	6,034	20,930
Property, equipment and software, net	22,648	22,675
Restricted certificates of deposit	114,335	114,335
Restricted marketable securities and workers' compensation deposits	78,516	58,533
Other assets	4,960	5,306
Goodwill	47,820	47,820
	$490,104	$448,528

Liabilities and Stockholders' Equity
Current liabilities:
Line of credit	$5,772	$-
Current portion of long-term debt	25,220	25,220
Accounts payable	3,500	2,719
Accrued payroll, payroll taxes and related benefits	154,508	120,133
Other accrued liabilities	1,784	1,917
Workers' compensation claims liabilities	56,480	54,049
Safety incentives liabilities	15,499	14,232
Total current liabilities	262,763	218,270
Long-term workers' compensation claims liabilities	165,785	161,933
Long-term debt	19,778	19,833
Deferred income taxes	8,159	8,159
Customer deposits and other long-term liabilities	1,534	1,675
Stockholders' equity	32,085	38,658
	$490,104	$448,528

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Barrett Business Services, Inc.

Consolidated Statements of Operations

	(Unaudited)
(in thousands, except per share amounts)	First Quarter Ended
	March 31,
	2015	2014
Revenues:
Professional employer service fees	$127,751	$101,689
Staffing services	39,166	33,451
Total revenues	166,917	135,140
Cost of revenues:
Direct payroll costs	29,764	25,417
Payroll taxes and benefits	88,294	72,817
Workers' compensation	39,883	27,600
Total cost of revenues	157,941	125,834
Gross margin	8,976	9,306
Selling, general and administrative expenses	16,975	14,369
Depreciation and amortization	683	584
Loss from operations	(8,682)	(5,647)
Other (expense) income, net	(445)	90
Loss before taxes	(9,127)	(5,557)
Benefit from income taxes	(3,325)	(1,974)
Net loss	$(5,802)	$(3,583)
Basic loss per common share	$(0.81)	$(0.50)
Weighted average basic common shares outstanding	7,135	7,170
Diluted loss per common share	$(0.81)	$(0.50)
Weighted average diluted common shares outstanding	7,135	7,170

Company Contact:

Michael L. Elich

President and CEO

Tel 1-360-828-0700

Investor Relations:

Liolios Group, Inc.

Cody Slach

Tel 1-949-574-3860

BBSI@liolios.com

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